                                                                      EXHIBIT 11
                                                                      ----------

                      SUNBASE ASIA, INC. AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                   THREE MONTHS ENDED MARCH 31, 1996 AND 1997
                      (Amounts in thousands, except number
                         of shares and per share data)

                                                           Three Months Ended March 31,
                                                           ----------------------------
                                                          1996         1997         1997
                                                           RMB          RMB          US$
                                                           ---          ---          ---
PRIMARY

Net income, as reported                                 16,065       16,918        2,038
                                                    ==========   ==========   ==========

Weighted average number of shares
    of common stock outstanding:

Shares of common stock outstanding                  11,700,063   12,700,109   12,700,109

Shares of common stock
    issuable assuming conversion of
    the Convertible Preferred Stock

    - Series A                                       3,600,000    3,600,000    3,600,000
    - Series B                                         680,000      680,000      680,000

Shares of common stock issuable
    assuming exercise of stock options,
    reduced by the number of shares
    which could have been purchased
    with the proceeds from exercise of
    such stock options                                       -            -            -
                                                    ----------   ----------   ----------
Total weighted average number of
    shares of common stock and
    common stock equivalents
    outstanding                                     15,980,063   16,980,109   16,980,109
                                                    ==========   ==========   ==========
Earnings per common share
    - Primary                                             1.00         1.00         0.12
                                                    ==========   ==========   ==========

                      SUNBASE ASIA, INC. AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                   THREE MONTHS ENDED MARCH 31, 1996 AND 1997
                      (Amounts in thousands, except number
                         of shares and per share data)

                                                           Three Months Ended March 31,
                                                           ----------------------------
                                                          1996         1997         1997
                                                           RMB          RMB          US$
                                                           ---          ---          ---
FULLY DILUTED

Net income, as reported                                 16,065       16,918        2,038

Add after tax interest expense applicable
    to Convertible Debentures                                -        2,839          342
                                                    ----------   ----------   ----------
Net income, as adjusted                                 16,065       19,757        2,380
                                                    ==========   ==========   ==========

Weighted average number of shares of
    common stock outstanding:

Shares of common stock outstanding                  11,700,063   12,700,109   12,700,109

Shares of common stock issuable
    assuming conversion of the
    Convertible Preferred Stock

    - Series A                                       3,600,000    3,600,000    3,600,000
    - Series B                                         680,000      680,000      680,000

Shares of common stock issuable
    assuming conversion of the
    Convertible Debentures on
    August 23, 1996                                          -    2,300,000    2,300,000

Shares of common stock issuable
    assuming exercise of stock options,
    reduced by the number of shares
    which could have been purchased
    with the proceeds from exercise of
    such stock options                                       -            -            -
                                                    ----------   ----------   ----------
Total weighted average number of
    shares of common stock and
    common stock equivalents
    outstanding                                     15,980,063   19,280,109   19,280,109
                                                    ==========   ==========   ==========
Earnings per common share
    - Fully diluted                                       1.00         1.02         0.12
                                                    ==========   ==========   ==========

                                      21